UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2018

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-19599	57-0425114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Frederick Street, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Reorganization

On October 15, 2018, the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) approved a series of managerial changes to better align and reorganize the Company’s executive team. These changes include the promotion of John L. Calmes, Jr., to Executive Vice President, Chief Financial & Strategy Officer, and Treasurer and Scott McIntyre to Senior Vice President of Accounting. In his new role, Mr. Calmes will continue to serve as the Company’s “principal financial officer”. In connection with Mr. McIntyre’s promotion, the Board approved his designation as the Company’s “principal accounting officer” for SEC reporting purposes.
Mr. McIntyre, 42, has been with the Company since March 2000. From June 2013 until his promotion this week, Mr. McIntyre served as the Company’s Vice President of Accounting-US. From June 2011 to June 2013, he served as the Company’s Controller-US. From March 2000 to June 2011 he held various accounting related positions with the Company. Mr. McIntyre is a Certified Public Accountant.
There was no arrangement or understanding between Mr. McIntyre and any other person pursuant to which he was selected to become the Senior Vice President of Accounting. There are no family relationships between Mr. McIntyre and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his promotion, Mr. McIntyre’s base salary was increased to $187,500 and his bonus eligibility was increased to a minimum of 10%, threshold of 20%, target of 40% and maximum of 60% of his base salary. There were no changes to Mr. Calmes’ base salary or bonus eligibility.

Long-Term Incentive Program

On October 15, 2018, the Compensation and Stock Option Committee (the “Committee”) and Board approved and adopted a new long-term incentive program (the “long-term incentive program”) that seeks to motivate and reward certain employees and to align management’s interest with shareholders by focusing executives on the achievement of long-term results. In combination with the aforementioned managerial changes, we expect that this program will encourage intra- and inter-department asset allocation decisions for the long-term growth of the Company’s revenue and earnings and foster increased efficiency throughout the Company. The program is comprised of four components: service-based stock options (“Service Options”), performance-based stock options (“Performance Options”), service-based restricted stock awards (“Restricted Stock”), and service- and performance-based restricted stock awards (“Performance Shares”).

Pursuant to the long-term incentive program, the Committee approved certain grants of Service Options, Performance Options, Restricted Stock and Performance Shares under the World Acceptance Corporation 2011 Stock Option Plan (the “2011 Plan”) and the World Acceptance Corporation 2017 Stock Incentive Plan (the “2017 Plan” and, together with the 2011 Plan, the “Stock Plans” and each individually, a “Stock Plan”), to certain employees, including the Company’s named executive officers and the Company’s principal accounting officer. The Committee also approved forms of equity award agreements related to the foregoing equity awards, as more fully discussed below.

Under the long-term incentive plan, up to 100% of the shares of restricted stock subject to the Performance Shares shall vest, if at all, based on the achievement of two, trailing earnings per share performance targets established by the Committee that are based on earnings per share (measured at the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2019) for the previous four calendar quarters. The Performance Shares are eligible to vest over a 6.5 year performance period beginning on September 30, 2018 and ending on March 31, 2025, following certification by the Committee of achievement (such period, the “Performance Share Measurement Period”)

and subject to each respective employee’s continued employment at the Company through the last day of the applicable Performance Share Measurement Period (or as otherwise provided under the terms of the applicable award agreement or applicable employment agreement).

The Performance Share performance targets are set forth below.

Trailing 4 Quarter EPS Targets for September 30, 2018 through March 31, 2025	Restricted Stock Eligible for Vesting (Percentage of Award)
$16.35	40.0%
$20.45	60.0%

The Restricted Stock awards will vest in six equal annual installments, beginning on the first anniversary of the grant date, subject to each respective employee’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable employment agreement.

The Service Options will vest in six equal annual installments, beginning on the first anniversary of the grant date, subject to each respective employee’s continued employment at the Company through each applicable vesting date or otherwise provided under the terms of the applicable award agreement or applicable employment agreement. The option price is equal to the fair market value of the common stock on the grant date and the Service Options shall have a 10-year term.

The Performance Options shall fully vest if the Company attains the trailing earnings per share target over four consecutive calendar quarters occurring between September 30, 2018 and March 31, 2025 described below. Such performance target was established by the Committee and will be measured at the end of each calendar quarter commencing on September 30, 2019. The Performance Options are eligible to vest over a 6.5 year performance period beginning on September 30, 2018 and ending on March 31, 2025, following certification by the Committee of achievement (such period, the “Option Measurement Period”), subject to each respective employee’s continued employment at the Company through the last day of the Option Measurement Period or as otherwise provided under the terms of the applicable award agreement or applicable employment agreement. The option price is equal to the fair market value of the common stock on the grant date and the Performance Options shall have a 10-year term.

The Performance Option performance target is set forth below.

Trailing 4 Quarter EPS Target for September 30, 2018 through March 31, 2025	Options Eligible for Vesting (Percentage of Award)
$25.30	100%
The number of Performance Shares, Restricted Stock and Performance Options awarded to our named executive officers and Scott McIntyre, our principal accounting officer, are set forth below. Our executive officers did not receive Service Options.

Name	Number of Performance Shares	Number of shares of Restricted Stock	Number of Performance Options
R. Chad Prashad	78,000	78,000	25,740
John L. Calmes, Jr.	45,000	45,000	14,850
D. Clinton Dyer	45,000	45,000	14,850
Jeff L. Tinney	18,000	18,000	5,940
Scott McIntyre	18,000	18,000	5,940

Approximately 50% of the expense related to the long-term incentive program is performance-based.  The Company will report expenses for the long-term incentive program on a quarterly basis.

All of the foregoing long-term incentive awards will be granted pursuant and subject to the Stock Plans, using the forms of equity award agreements filed herewith. The description of the Performance Shares, Restricted Stock, Performance Options and Service Options above are qualified in their entirety by reference to the Stock Plans and forms of the Restricted Stock Award (Service-Based) Agreement under each Stock Plan, Restricted Stock Award Agreement (Service- and Performance-Based) under each Stock Plan, and Stock Option Agreement under each Stock Plan, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and the terms of which are incorporated herein by reference.

Employment Agreements

On October 15, 2018, the Company entered into an employment agreement with R. Chad Prashad (the “Employment Agreement”), its President and Chief Executive Officer, and amendments to the employment agreements with John L. Calmes, Jr. and D. Clinton Dyer (together, the “Amendments”).

The Employment Agreement has an initial three-year term, after which it will automatically renew for successive one-year terms unless either party provides notice of intent to terminate at least 90 days prior to expiration of the then current term. The Employment Agreement entitles Mr. Prashad to an annual base salary of not less than $420,000, subject to any increases approved by the Committee. His annual base salary may not be reduced without Mr. Prashad’s consent. Under the Employment Agreement, Mr. Prashad is generally eligible to participate in the Company’s annual and long-term incentive compensation plans established by the Committee from time to time. The Employment Agreement requires the Company to provide long-term disability insurance that will provide disability benefits equal to 60% of Mr. Prashad’s base salary at the time of disability, and Mr. Prashad is entitled to participate in the Company’s Second Amended and Restated 2005 Supplemental Income Plan. The Employment Agreement further provides that Mr. Prashad will have use of an automobile (including maintenance, insurance, and fuel) at Company expense and be eligible to participate in other compensation and benefits programs and arrangements for which salaried employees of the Company are generally eligible.

The Employment Agreement provides for the following payments to Mr. Prashad in the event of termination of his employment:

•
If the Company terminates Mr. Prashad’s employment without cause or if Mr. Prashad terminates his employment for good reason, he will receive (a) a lump sum payment for his accrued base salary, vacation pay, expenses, and any unpaid annual bonus for the prior fiscal year; (b) a severance payment equal to the sum of twice his base salary in effect immediately prior to his termination and his average annual bonus for the previous three years (or, if the termination date is prior to September 30, 2020, an amount equal to 100% of his annual bonus target for the year of termination); (c) a lump sum payment equal to the total premiums he would be required to pay for 18 months of COBRA coverage; and (d) a pro-rated annual bonus payment for the year in which his termination of employment occurs. Additionally, the following awards will vest as of his termination date (or the date of Committee certification in the case of (iii) below): (i) purely time-based vesting stock options and other equity incentives (excluding those awards granted under the Company’s long-term incentive program); (ii) purely time‑based-vesting awards granted under the Company’s long-term incentive program that are scheduled to vest within the then-current LTIP Year (as defined in the Employment Agreement); and (iii) the pro-rata portion (based upon the time period running October 1, 2018 until the termination date) of his purely performance-based awards granted under the long-term incentive plan that are scheduled to vest within 180 days after the date of termination and are certified by the Committee as achieved within such 180-day period. Stock options (both time-based and performance-based) that are vested on Mr. Prashad’s termination date will be exercisable for one year following the termination date, or until the expiration date if shorter; however, any purely performance-based stock options that vested during the 180-days following termination as described in (iii) above will be exercisable for 18 months following the date of Mr. Prashad’s termination.

•	If the Company terminates Mr. Prashad’s employment for cause or he terminates his employment without good reason, he will receive his accrued compensation through the termination date.

•
If Mr. Prashad’s employment is terminated by the Company without cause or by Mr. Prashad with good reason within two (2) years of a change in control of the Company (as defined in the Employment Agreement), the Company will make a lump sum payment to Mr. Prashad equal to the sum of (a) his accrued compensation; (b) an amount equal to the total premiums he would be required to pay for 18 months of COBRA coverage; (c) a pro-rata annual bonus for the fiscal year in which the termination occurs; and (d) a payment equal to twice the sum of his highest base salary between the day before the change in control and the effective date of his termination and his average annual bonus for the previous three years (unless, termination occurs prior to September 30, 2020, in which case the bonus amount shall be the target annual bonus for the year of termination). In addition, his stock options and other incentive awards will vest and become exercisable in accordance with the terms of the applicable plans and award documents; provided that all vested stock options will be exercisable for a period of one year (or until the end of the original option term, if shorter).

•
If Mr. Prashad’s employment is terminated due to his disability, the Company will continue to pay his base salary in effect at the time of termination for a period of 24 months (which amount may be decreased by the amount of any benefits he receives under the disability insurance provided by the Company). In addition, he will be entitled to receive (a) all compensation accrued through the date of termination; (b) vested benefits due under the Company’s benefit plans; and (c) a pro-rated annual bonus for the year of his termination.

•
If Mr. Prashad’s employment is terminated due to his death, the Company will be obligated to pay his estate (a) all compensation accrued through the date of termination; (b) any vested amounts due under the Company’s benefit plans; and (c) a pro-rated annual bonus for the fiscal year of his termination.

Under the Employment Agreement, “termination for cause” generally means Mr. Prashad’s (a) failure to substantially perform his duties; (b) dishonesty in the performance of his duties (other than de minimis acts or omissions); (c) indictment, conviction or entering of a plea of any type (including, but not limited to, a plea of nolo contendere) for a crime constituting a felony or a misdemeanor involving moral turpitude; (d) willful malfeasance or willful misconduct in connection with the performance of his duties hereunder (other than de minimis acts or omissions); (e) any illicit or unauthorized act or omission which is materially injurious to the financial condition or business reputation of the Company; (f) breach of certain of his duties and obligations set forth in the Employment Agreement; (g) conduct which violates the Company’s then existing internal policies or procedures, including, but not limited to, the Company’s Code of Business Conduct and Ethics; (h) knowing and intentional failure to comply with applicable laws; (i) falsification of Company records or engaging in theft, fraud, embezzlement or other conduct which is detrimental to the business, reputation, character or standing of the Company or any of its affiliates; (j) failure to comply with reasonable written directives of the Board; (k) failure to reasonably cooperate with any investigation authorized by the Board; or (l) engaging in any conduct that is or could be materially damaging to the Company or any of its affiliates.

Under the Employment Agreement, “good reason” generally means: (a) a material diminution in Mr. Prashad’s base salary; (b) a material diminution in his authority, duties or responsibilities; (c) a material diminution in the budget over which he retains authority; (d) requiring him to relocate his principal place of employment more than thirty-five (35) miles from the Company’s present headquarters; (e) a material breach of the Employment Agreement by the Company; or (f) the failure of the Company to renew the Employment Agreement.

Under the Employment Agreement, “change in control” has the meaning set forth in the 2017 Plan and generally means any of the following events:

(a) consummation of (i) a merger or similar transaction involving the Company or any subsidiary; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, unless, in either case, immediately after the transaction (A) the beneficial owners of the Company’s voting securities continue to own more than seventy percent (70%) of the voting power of the voting securities of the surviving company in substantially the same proportions as their ownership of the Company’s voting securities prior to the transaction; (B) no person generally owns thirty-five percent (35%) or more of the combined voting power of the voting securities of the surviving company; and (C) at least a majority of surviving company board members served on the Company’s board for the twenty-four (24) months prior to the transaction (or were elected to the board by such directors);
(b) Company shareholders approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a sale of the Company’s assets that does not constitute a change in control;
(c) any person acquires ownership of, or voting control over, thirty percent (30%) or more of the Company’s outstanding stock, in a single transaction or in a series of transactions occurring within a twelve-month period, subject to certain exceptions; or
(d) a majority of the surviving company’s board of directors served on the Company’s Board of Directors during the twenty-four (24) months prior to the transaction (or were elected by such directors).

The Employment Agreement requires Mr. Prashad to execute a release of legal claims against the Company in order to receive any of the severance benefits provided by the Employment Agreement. The Employment Agreement also restricts Mr. Prashad from engaging in certain acts of competition with the Company and from soliciting the Company’s employees or inducing them to leave their employment with the Company during the term of the Employment Agreement and for a period of two years after the termination of his employment. He has also agreed to confidentiality and non-disparagement obligations that the Company believes are customary.

In addition, the Employment Agreement contains “clawback” provisions that enable the Company to seek reimbursement of certain compensation payments made or equity awards granted to Mr. Prashad if he engages in certain activities. Any unvested equity awards previously granted to Mr. Prashad may be forfeited if he engages in certain activities.

The Amendments revise the definitions of “termination for cause” and “change in control” to be consistent with the definitions included in the Employment Agreement. In addition, the Amendments add clawback and forfeiture provisions similar those found in the Employment Agreement and revise the vesting terms of certain equity awards upon different termination events to be consistent with the terms included in the Employment Agreement. Mr. Calmes’ amendment to his employment agreement also reflects his new title, Executive Vice President, Chief Financial & Strategy Officer. The Amendments do not materially modify any other terms to Mr. Calmes’ or Mr. Dyer’s employment agreements with the Company.

The descriptions of the Employment Agreement and the Amendments are qualified in their entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 10.7, 10.8, and 10.9, and the terms of which are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations, including statements relating to the performance targets, anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings, and other statements, or other future results. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Forward-looking statements are any statement other than those of historical fact and often contain words such as “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words. Actual results may differ materially from the results anticipated in these forward-looking statements due to various factors. These factors and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Investors, potential investors and others are urged to carefully consider all such factors and are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of Restricted Stock Award (Service-Based) Agreement under the 2011 Plan
10.2	Form of Restricted Stock Award Agreement (Service-Based) under the 2017 Plan
10.3	Form of Restricted Stock Award Agreement (Service- and Performance-Based) under the 2011 Plan
10.4	Form of Restricted Stock Award Agreement (Service- and Performance-Based) under the 2017 Plan
10.5	Form of Stock Option Agreement under the 2011 Plan
10.6	Form of Stock Option Agreement under the 2017 Plan
10.7	Employment Agreement, dated October 15, 2018, by and between R. Chad Prashad and World Acceptance Corporation
10.8	Amendment to Employment Agreement, dated October 15, 2018, by and between John L. Calmes, Jr., and World Acceptance Corporation
10.9	Amendment to Employment Agreement, dated October 15, 2018, by and between D. Clinton Dyer and World Acceptance Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018
World Acceptance Corporation

	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial & Strategy Officer